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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 33-60029) of our report dated March 1, 1995, on our audits of the consolidated financial statements and financial statement schedule of ALPHARMA INC. and subsidiaries (formerly A.L. Pharma Inc.) as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ Coopers & Lybrand L.L.P.

                                       Coopers & Lybrand L.L.P.



Parsippany, New Jersey

September 21, 1995